                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): April 22, 1998


                               ENVIROQ CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                DELAWARE                                  59-3290346
     (State or other jurisdiction of           (IRS Employer Identification No.)
     incorporation or organization)

                                     0-25528
                            (Commission File Number)


 3918 Montclair Road, Suite 206                             35213
      Birmingham, Alabama                                 (Zip Code)
(Address of principal executive offices)

                                 (205) 870-0588
              (Registrant's Telephone Number, including Area Code)




                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.

                  On April 22, 1998, Enviroq Corporation (the "Company") entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Institutional Asset Management, Inc., a Florida corporation ("IAM"), Capital Research Corporation, a Florida corporation ("CRC"), Intrepid Capital Corporation, a newly formed Delaware corporation and a subsidiary of the Company ("Intrepid Capital") and three wholly-owned subsidiaries of Intrepid Capital formed to effect the transactions contemplated in the Merger Agreement. Subject to the terms and conditions of the Merger Agreement, including without limitation the approval of the stockholders of the Company ("Stockholders"), the Company will be merged into a wholly-owned subsidiary of Intrepid Capital ("Company Merger"), which will occur simultaneously with similar mergers between wholly-owned subsidiaries of Intrepid Capital and each of CRC and IAM. As a result of the simultaneous mergers ("Mergers"), the Company, CRC and IAM will become wholly-owned subsidiaries of Intrepid Capital.

                  In connection with the Company Merger, and immediately prior thereto, each Stockholder will be given the option to redeem 42.698013%, but not less than 42.698013%, of the shares of the outstanding common stock of the Company ("Company Stock") owned by such Stockholder for $5.22061144 per share ("Redemption"). The Redemption will occur only if all terms and conditions contained in the Merger Agreement are satisfied or waived. Each Stockholder that participates in the Redemption will receive in the Company Merger 1.74514041 shares of common stock of Intrepid Capital ("Intrepid Capital Stock") for each of its remaining shares of Company Stock. In the event that a Stockholder elects not to participate in the Redemption, such Stockholder will receive one share of Intrepid Capital Stock and $2.22909775 for each share of Company Stock in the Company Merger. The total consideration that a Stockholder that participates in the Redemption will receive as a result of the Redemption and the Company Merger will be equivalent on a per share basis to the total consideration that a Stockholder that does not participate in the Redemption will receive in the Company Merger (except for possible differences in tax treatment).

                  The two shareholders of IAM and CRC ("IAM/CRC Shareholders") have approved the Merger Agreement and the transactions contemplated thereby, and, subject to the terms and conditions of the Merger Agreement, will receive 1206.149 shares of Intrepid Capital Stock for each outstanding share of common stock of IAM and CRC, respectively. After giving effect to the Mergers, the former IAM/CRC Shareholders will own approximately 54.44% of the outstanding Intrepid Capital Stock and the former Stockholders will own approximately 45.56% of the outstanding Intrepid Capital Stock (subject to adjustment upon any exercise of the Stockholders' right to dissent).

                  The Company Merger, the Redemption and related matters will be voted upon by the Stockholders at a special meeting of the Stockholders called for such purpose. The Stockholders will be receiving proxy materials describing such matters, and noting the time, place and date of such meeting. The terms of the Company Merger and Redemption will be more fully described in a Registration Statement on Form S-4 and related Proxy Statement/Prospectus to be filed with the Securities and Exchange Commission in connection with the proposed Mergers, and related materials. It is contemplated that the shares of Intrepid Capital Stock to be issued in the Mergers will be registered under the Securities Exchange Act of 1934, as amended.

                  On April 22, 1998, certain Stockholders that cumulatively own in excess of a majority of the outstanding Company Stock ("Majority Stockholders") entered into a Stock Agreement with IAM and CRC pursuant to which such Majority Stockholders have agreed, subject to certain fiduciary obligations and other provisions of the Stock Agreement, to vote such Company Stock owned by such Majority Stockholder in favor of the adoption of the Merger Agreement and the approval of the Company Merger and other transactions contemplated by the Merger Agreement, and to take certain other actions in furtherance of such transactions. If the Majority Stockholders vote all shares of Company Stock so owned by them in favor of the Company Merger and related transactions, the Company Merger and the related transactions will be approved by the Stockholders.

                  As a condition to the consummation of the Mergers, the Majority Stockholders will execute a Voting Agreement with the IAM/CRC Shareholders. In the Voting Agreement, the Majority Stockholders and the IAM/CRC Shareholders will agree to vote all shares of Intrepid Capital Stock that will be owned by them after the Mergers to elect certain persons to the board of directors of Intrepid Capital ("Board") after consummation of the Mergers, and in general to give each of the Majority Stockholders, as a group, and the IAM/CRC Shareholders, as a group, representation on the Board for so long as the Voting Agreement remains in effect. The Majority Stockholders and the IAM/CRC Shareholders together will own approximately 79% of the issued and outstanding shares of Intrepid Capital Stock after the consummation of the Mergers.

                  Also as a condition to the Mergers, Intrepid Capital or one of its subsidiaries will enter into employment agreements with William J. Long, President and Chief Executive Officer of the Company, and with each of the IAM/CRC Shareholders, Forrest Travis and Mark F. Travis.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Not Applicable.

(b)      Not Applicable.

(c)      Exhibits.

         The following exhibits are filed as part of this Form 8-K or are incorporated herein by reference, and this list comprises the Exhibit Index.

Item              Description of Exhibits
----              -----------------------
2                 Agreement and Plan of Reorganization, dated as of April 22,
                  1998, by and among Enviroq Corporation, Institutional Asset
                  Management, Capital Research Corporation, Intrepid Capital
                  Corporation and certain other entities (without schedules or exhibits).


4 Stock Agreement, dated as of April 22, 1998, by and among certain Stockholders of Enviroq Corporation, Institutional
                  Asset Management and Capital Research Corporation.

99                Press Release.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   ENVIROQ CORPORATION

                                        By /s/   William J. Long
                                           -----------------------------------
                                           William J. Long
                                           President, Chief Executive Officer,
                                           Principal Executive Officer, and
                                           Principal Financial and
                                           Accounting Officer

Date: April 22, 1998